Exhibit 10.2

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) dated as of August 19, 2014, is by Daniel G. Cohen (“Guarantor”), in favor of IFMI, LLC, a Delaware limited liability company (“Seller”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Share Purchase Agreement, dated as of the date hereof, by and between Seller and C&Co Europe Acquisition LLC, a Delaware limited liability company of which Guarantor is the sole member (“Buyer”) (as may be amended, modified or supplemented from time to time, the “Purchase Agreement”). The Purchase Agreement provides for, among other things, the sale to Buyer by Seller of the shares of Cohen & Company Financial Limited, a company incorporated under the laws of England and Wales with company number 05894236, and the shares of Cohen & Compagnie, SAS, a company organized under the laws of France. Guarantor and Seller are each referred to herein as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in order to induce Seller to enter into the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

ARTICLE 1

GUARANTY

1.1 Guaranty. Guarantor, as primary obligor and not merely as a surety, hereby absolutely, unconditionally and irrevocably guarantees to Seller, and Seller’s successors and permitted assigns, the full and prompt payment when due of (a) the payment obligations (other than contingent obligations and, for the avoidance of doubt, the Revenue Share) of Buyer under Sections 2.1 through 2.8 of the Purchase Agreement which are required in accordance with the terms and conditions of the Purchase Agreement and (b) all reasonable costs and expenses of Seller in enforcing this Guaranty (collectively, the “Obligations”). For the avoidance of doubt, “Obligations” shall not include the obligation to pay any amount until such amount is due and payable by Buyer in accordance with the terms of the Purchase Agreement. Guarantor’s payment obligations hereunder shall be performed strictly in accordance with the terms of this Guaranty under any and all circumstances whatsoever.

1.2 Nature of Guaranty. Guarantor’s guaranty constitutes a guaranty of payment of all of the Obligations when due and is not conditional or contingent upon any attempt to collect from, or pursue or exhaust any rights or remedies against, Buyer other than as stated in the following sentence. Upon Buyer’s failure to timely satisfy all or any portion of the Obligations in accordance with the Purchase Agreement, upon written demand by Seller to Guarantor stating that Buyer has failed to satisfy all or any portion of the Obligations when due and demanding payment of such Obligations, Guarantor shall promptly pay such Obligations to Seller; provided, that Guarantor shall not be liable to make any payment until fifteen Business Days following receipt by Guarantor of written notice from Seller that a payment or other amount is due and demanding payment. As it relates to the payment of any amounts to Seller, this Guaranty is a guaranty of payment and not of collection. Seller will not be obligated, as a condition precedent to payment by Guarantor hereunder, to file any claim relating to the Obligations in the event that Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure or delay of Seller to file a claim will not affect Guarantor’s obligations hereunder. The obligations of Guarantor hereunder are independent of the obligations of any other Person, and a separate action may be brought against Guarantor to enforce this Guaranty whether or not Buyer is joined as a party. To the fullest extent permitted by applicable Law, Guarantor hereby waives, in each case for the benefit of Seller, all rights and defenses of any kind that may be available to Guarantor to deny or avoid payment of its obligations hereunder in accordance with the express provisions hereof. The obligations of Guarantor hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the obligations of Buyer under the Purchase Agreement or any instrument or agreement evidencing any such obligations, or by the existence, validity or enforceability or any fact or circumstance relating to the obligations which might otherwise constitute a defense to the obligations of Guarantor hereunder, and Guarantor irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Notwithstanding Article 4 hereof or anything else to the contrary contained herein, this Guaranty will continue to be effective or be reinstated if any payment to Seller by Guarantor or Buyer on account of any Obligation is returned to Guarantor or Buyer or is rescinded, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid for any reason whatsoever, including upon the insolvency, bankruptcy or reorganization of Buyer, all as though such payment had not been made.

1.3 Amendments, Waivers, Recourse, Remedies, Etc.

(a) No change, amendment or modification of any of the Purchase Agreement or the Obligations or waiver of any of their terms or extension or renewal thereof by the parties thereto will diminish, release or discharge the obligations and liability of Guarantor under this Guaranty.

(b) Seller may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, enter into a written agreement with Buyer for the extension, renewal, payment, compromise, modification, waiver, discharge or release of any of the Obligations, in whole or in part, without impairing or affecting this Guaranty, or may obtain or release any collateral security or additional obligor in respect of the Obligations.

(c) Seller may have recourse to Guarantor for payment of any of the obligations whether or not Seller has proceeded against any obligor principally or secondary obligated for any Obligation. Guarantor waives presentment, demand, promptness, diligence and all notices that may be required by applicable Law or to perfect Seller’s rights hereunder except notice to Guarantor of a default by Buyer under the Purchase Agreement pursuant to Section 1.2 hereof; provided, that any delay in the delivery of notice will in no way invalidate or affect the enforceability of this Guaranty.

(d) No delay on the part of Seller in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Seller or any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

(e) Guarantor hereby waives all defenses based on suretyship or impairment of collateral.

(f) Guarantor acknowledges and agrees that the breach of this Agreement would cause irreparable damage to Seller and that Seller will not have an adequate remedy at Law. Therefore, the obligations of Guarantor under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate relief may be applied for and granted in connection therewith, including by way of a temporary restraining order, preliminary injunction or permanent injunction.

(g) All rights and remedies under this Agreement are cumulative and not exclusive and are exercisable from time to time under the terms and conditions specifically set forth herein.

(h) All payments under this Guaranty shall be in U.S. Dollars.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES; COVENANTS

2.1 Representations and Warranties. Guarantor hereby represents and warrants that:

(a) Guarantor has the capacity to execute and deliver this Guaranty and to pay his obligations hereunder. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally.

(b) The execution and delivery of this Guaranty by Guarantor does not, and performance of the obligations which Guarantor is obligated to perform hereunder will not: (i) violate any applicable Law to which Guarantor is subject; (ii) violate, grant any other Person the right of termination, amendment, acceleration or cancellation of, or conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in triggering any payment or other obligation pursuant to, any contract to which Guarantor is a party; or (iii) violate or conflict with, constitute a breach of or default under, any governmental order to which Guarantor is subject or by which any of his properties or assets are bound, except in the case of subsection (ii) for any violation or conflict as would not reasonably be expected to materially impair the ability of Guarantor to perform its obligations hereunder.

(c) No approval of any Governmental Authority and no consent, authorization, approval, notification, waiver or governmental order of, or declaration, filing or registration with any Governmental Authority or other third party is required to be obtained or made by Guarantor with respect to the execution, delivery and performance of this Guaranty.

(d) Guarantor has sufficient cash, credit or other financial resources on hand necessary to cause Buyer to consummate the Closing under the Purchase Agreement.

2.2 Covenants. Guarantor shall cause Buyer to pay all of its obligations (other than contingent obligations and, for the avoidance of doubt, the Revenue Share) under Sections 2.1 through 2.8 of the Purchase Agreement.

ARTICLE 3

SUBROGATION

3.1 Subrogation. After indefeasible payment in full of all Obligations, Guarantor shall be subrogated to all rights of Seller in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided, that Guarantor shall not exercise any right of subrogation to any right of any creditor or any right of reimbursement from Buyer or contribution against any other guarantor until all Obligations shall have been indefeasibly paid in full in cash and all arrangements giving rise to, or that could give rise to Obligations have been terminated.

ARTICLE 4

TERMINATION

4.1 Termination. This Guaranty is an irrevocable guaranty of all Obligations and will remain in full force and effect until all Obligations and any other amounts payable under this Guaranty have been indefeasibly paid in full.

ARTICLE 5

MISCELLANEOUS

5.1 No Third Party Beneficiaries. Except with respect to Seller pursuant to the payment obligations (other than contingent obligations and, for the avoidance of doubt, the Revenue Share) under Sections 2.1 through 2.8 of the Purchase Agreement, in which Seller is an intended express third party beneficiary of this Guaranty, nothing in this Guaranty, expressed or implied, shall be construed to confer upon any Person, other than Seller and its successors and assigns permitted hereby, any legal or equitable right, remedy or claim under or by reason of this Guaranty.

5.2 Amendment. The Parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such amendment, modification or change. No consent to any departure by Guarantor herefrom, shall be effective unless the same shall be in writing and signed by Seller, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3 Assignment. No Party may sell or assign this Guaranty, or any portion hereof or any rights hereunder, either voluntarily or by operation of law, nor delegate any of their respective duties or obligations hereunder, without the prior written consent of the other Party.

5.4 Binding Effect. This Guaranty shall be binding upon the Parties, their respective successors and permitted assigns.

5.5 Notices. All notices of request, demand and other communications hereunder shall be addressed to the Parties as follows:

if to Guarantor, to:

Daniel G. Cohen

The Bancorp

712 Fifth Avenue, 11th Floor

New York, NY 10019

Facsimile:

Email:

with a copy (which shall not constitute notice) to:

C&CO Europe Acquisition LLC

c/o Milly Cashman

The Bancorp

712 Fifth Avenue, 11th Floor

New York, NY 10019

Email: mcashman@ifmi.com

with a further copy (which shall not constitute notice) to:

Foley & Lardner LLP

90 Park Avenue

New York, NY 10016-1314

Attention: Patrick Daugherty

if to Seller, to:

Joseph W. Pooler, Jr.

Executive Vice President and Chief Financial Officer

Institutional Financial Markets, Inc.

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

E-mail: jpooler@ifmi.com

with a copy (which shall not constitute notice) to:

Rachael Fink

Senior Vice President & General Counsel

Institutional Financial Markets, Inc.

1633 Broadway, 28th Floor

New York, NY 10019

E-mail: rfink@ifmi.com

unless the address is changed by the Party by like notice given to the other Party. Notice shall be in writing and shall be deemed delivered: (a) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; (b) if mailed by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (c) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a Business Day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Guaranty may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation from the receiving Party) that the notice has been received by the other Party.

5.6 Governing Law. This Guaranty shall be construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would result in the application of the laws of another jurisdiction. The Parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the state and federal courts sitting in New York City, New York, for the adjudication of any civil action asserted pursuant to this Guaranty. Guarantor also agrees that any final, non-appealable judgment against it in connection with any Proceeding may be enforced in any court of competent jurisdiction, either within or outside the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Guarantor agrees that any process or other paper to be served in connection with any Proceeding under this Guaranty shall, if delivered, sent or mailed in accordance with Section 5.5, constitute good, proper and sufficient service thereof.

5.7 Waiver of Jury Trial. EACH OF GUARANTOR AND SELLER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH GUARANTOR AND SELLER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER AND SELLER TO ENTER INTO THE PURCHASE AGREEMENT AND CONSUMMATE THE TRANSACTIONS THEREUNDER.

5.8 Entire Agreement. This Guaranty and the Purchase Agreement, collectively, set forth all the promises, covenants, agreements, conditions and understandings between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written.

5.9 Severability. If any provision of this Guaranty is held to be invalid or unenforceable in any respect, then the validity and enforceability of the remaining terms and provisions of this Guaranty shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Guaranty.

5.10 Interpretations. In this Guaranty, unless the express context otherwise requires: (a) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Guaranty as a whole and not to any particular provision of this Guaranty; (b) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Guaranty; (c) references to a “Party” mean a party to this Guaranty and include references to such Party’s successors and permitted assigns; (d) references to a “third party” mean a Person not a party to this Guaranty; (e) the terms “dollars” and “$” mean U.S. dollars; and (f) wherever the word “include,” “includes” or “including” is used in this Guaranty, it will be deemed to be followed by the words “without limitation.”

5.11 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of a party or parties or their personal representatives, successors and assigns may require.

5.12 Headings. The article and section headings contained in this Guaranty are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Guaranty.

5.13 Execution. This Guaranty may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and the same shall become effective when counterparts have been signed by each Party and each Party has delivered its signed counterpart to the other Party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the Party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

5.14 Further Assurances. The Parties will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Guaranty.

5.15 Joint Preparation. The preparation of this Guaranty has been a joint effort of the Parties and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the Parties than the other.

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IN WITNESS WHEREOF, Guarantor and Seller have executed this Guaranty as of the date first above written.

GUARANTOR:

/s/ Daniel G. Cohen
Daniel G. Cohen

SELLER:

IFMI, LLC

By:	/s/ Lester R. Brafman
Name:	Lester R. Brafman
Title:	Chief Executive Officer

[Signature Page to Guaranty Agreement]